Code of Ethics

Hillcrest Asset Management, LLC.

14180 North Dallas Parkway

Suite 650

Dallas, TX   75254

972-490-4400

Last updated on 3/15/09

Table of Contents

A. Standards of Business Conduct

B. Compliance with Laws, Rules and Regulations

C. Conflicts of Interest

D. Personal Securities Holdings and Transactions

E. Gifts

F. Restrictions on Access Persons

G. Annual Report

H. Confidentiality

I. Fair Dealing

J. Insider Trading

K. Reporting Illegal or Unethical Behavior

L. Exceptions to This Code

M. Record Keeping

N. Form ADV Disclosure

O. Changes to This Code

P. Enforcement

Code of Ethics

Pursuant to Rule 204 under the Investment Advisers Act of 1940, as amended, Hillcrest Asset Management, LLC. (“Hillcrest”) has adopted the following Code of Ethics (“Code”).  Hillcrest also complies with the CFA Institute Code of Ethics and Standards of Professional Conduct.

This Code covers all employees of Hillcrest (“Employees”) and shall be reviewed at least annually for adequacy and effectiveness.  Employees are required to acknowledge in writing receipt of this Code and any amendments to this Code on an annual basis.

Hillcrest shall at all times have a Chief Compliance Officer (“CCO”) who is responsible for administering this Code.  The CCO shall be appointed by the Chief Executive Officer (“CEO”).

A.

Standards of Business Conduct

Hillcrest maintains the highest standards of ethics and conduct in all of its business relationships with its clients.  This Code covers a wide range of business practices and procedures and applies to Employees in their conduct of the business and affairs.  This Code has been adopted with the objectives of deterring wrongdoing and promoting:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

The interests of clients before Employees’ own personal interest;

•

Full, fair, accurate, timely and understandable disclosure in reports and documents filed with the United States Securities and Exchange Commission (“SEC”) and in other public communications;

•

Compliance with applicable federal and state securities laws, rules and regulations;

•

Prompt internal reporting of violations of this Code;

•

Accountability for adherence to this Code; and

•

Hillcrest’s fiduciary duty to clients, including a duty of care, loyalty, honesty and good faith.

B.

Compliance with Laws, Rules and Regulations

Employees are expected to comply with all laws, rules and regulations applicable to Hillcrest’s operations and business.  Once registered as an investment adviser, Hillcrest is subject to regulation by the SEC, and compliance with federal laws and regulations.  Hillcrest also is subject to the laws and regulations of the various states in which it conducts business.  Hillcrest insists on strict compliance with all such laws and regulations.

Employees are not permitted to:

•

Defraud clients in any manner;

•

Mislead clients, including by making a statement that omits material facts;

•

Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon clients;

•

Engage in manipulative practice with respect to clients; or

•

Engage in any manipulative practice with respect to securities, including price manipulation.

C.

Conflicts of Interest

As a fiduciary, Hillcrest has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients.  Employees must strive to avoid conflicts of interest and must try to avoid situations that have even the appearance of conflict or impropriety.  In the event that a conflict of interest cannot be reasonably avoided, such conflict must be fully disclosed to the CCO.

Employees are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

Employees are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates.

D.

Personal Securities Holdings and Transactions

Employees must strictly comply with the Hillcrest’s procedures regarding personal securities transactions in “covered securities.”  A covered security is any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act. The term covered security is very broad and includes the following securities:

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Options on securities, on indexes, and on currencies;

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All kinds of limited partnership interests;

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Foreign unit trusts and foreign mutual funds; and

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Private investment funds, hedge funds, and investment clubs.

Covered Security does not include (these exemptions from the term covered security are expressly excluded from the reporting requirements of Rule 204A-1):

•

Direct obligations of the U.S. government (e.g., treasury securities);

•

Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•

Shares issued by money market funds;

•

Shares of open-end mutual funds that are not advised or sub-advised by the firm (or certain affiliates, where applicable); and

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the firm (or certain affiliates, where applicable).

To comply with Hillcrest’s personal trading policy, all employees must provide the following reports to Hillcrest:

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Initial Holdings Report upon approval of this policy or at commencement of employment;

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Annual Holdings Report; and

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Quarterly Compliance Report of Personal Transactions

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Security Trade Pre-Approval Form (as needed)

Employees must report all securities transactions in which the employee has direct or indirect beneficial interest, including listed and unlisted securities, private transactions (which include private placements, non-public stock or warrants) and securities which are not certified or held by a custodian (i.e., held in certificate form) in these personal reports.  Personal accounts of the employee include all accounts for family members living within the employee’s household and accounts over which the employee has authority even if the account holder does not live within the same household as the employee.  Each Initial Holdings Report and Annual Holdings Report must be submitted to the CCO within 10 days of hire and within 30 days subsequent to the reporting date and must provide the following information:

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Title and type of security, exchange ticker or CUSIP;

•

Date of the transaction and date of report;

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Number of shares

•

Name of broker/dealer or bank that holds the security; and

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The date the report was submitted.

Personal Transactions must be submitted to the CCO within 30 days subsequent to the close of a calendar quarter and must provide the following information:

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Title and type of security, exchange ticker or CUSIP;

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Date of the transaction and date of report;

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Nature of the transaction (purchase or sale);

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Number of shares and price at which the trade was effected;

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Interest rate and maturity date (for fixed income securities);

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The principal amount of the trade;

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Name of broker/dealer or bank that executed the transaction; and

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The date the report was submitted.

The CCO will review the Initial Holdings Reports, the Annual Holdings Reports, the Quarterly Compliance Report of Personal Transactions and the Security Trade Pre-approval Form. The CEO will review the holdings reports and personal transaction reports of the CCO.  In no case should an employee review his/her own reports.  Factors to be considered when reviewing holdings or transaction reports or approval for purchase forms are:

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Whether the investment opportunity should be directed to a client’s account;

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Whether the amount or nature of the transaction affected the price or market for the security;

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Whether the employee benefited from purchases or sales being made for clients;

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Whether the transaction harmed any client; and

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Whether the transaction has the appearance of impropriety.

Hillcrest has instituted the following restrictions on Employees’ personal trading:

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Any investment in a private placement must be pre-approved by the CEO or the CCO.

•

Any investment in a security that Hillcrest currently owns on behalf of clients or that Hillcrest is closely monitoring for possible purchase on behalf of clients must be pre-approved by the CEO or the CCO.

•

For purposes of this Code, an Access Person is defined to include the following Employees:  (1) those Employees who make investment recommendations or participate in investment decisions concerning current portfolio investments or investments under active consideration, (2) those Employees who in the course of their regular duties for Hillcrest obtain information concerning such investment recommendations or decisions, (3) those Employees with actual knowledge of investment recommendations or decisions regarding purchases or sales of investments, and (4) all directors and officers.  Access Persons may not purchase or sell a security on the same days that Hillcrest buys or sells that security, nor may Access Persons purchase or sell a security at a time when it is reasonably known that Hillcrest intends to make a purchase or sell in that security.  Additionally, Access Persons must wait a minimum of 24 hours after Hillcrest’s purchase or sale of a security before buying or selling the same security.  Such restrictions shall not apply in instances when, in the opinion of the CEO or CCO, Hillcrest makes an isolated purchase or sale of a security transacted directly as the result of unique circumstances pertaining to an individual client, and not to Hillcrest clients in general.

The pre-approval and transactional disclosure requirements for personal trading apply all securities-related transactions, including common stocks, preferred stocks, convertible securities, options and futures on individual stocks, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed.  The pre-approval and transactional disclosure requirements do not apply to transactions in the following:

•

Direct obligations of the United States Government or agencies of the United States Government;

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Bonds (with the exception of convertible or other forms of equity-linked bonds) or mortgage-backed securities;

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Open-end investment company (mutual fund) shares, including money market mutual funds;

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Banker’s acceptances, bank or savings association certificate of deposits, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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Financial futures and options on financial futures; or

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Interests in variable insurance products or variable annuities, whether affiliated or unaffiliated.

Pre-clearance procedures include:

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A standard form submitted by the requesting access persons, which includes all relevant information about the proposed transaction (See Appendix D);

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Pre-clearance expires the same business day;

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The CCO or CEO will authorize requested transactions;

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A trader will also approve requested transactions to ensure that the securities are not being traded in client accounts and in violation of this policy; and

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All documentation of the authorization, including date and signatures of the authorizing individuals, will be maintained.

E.

Gifts

Only gifts of nominal value (i.e., a gift whose reasonable value is not more than $100 in any 12 month period), customary business meals, reasonable entertainment, and promotional items may be accepted by Access Persons, provided that acceptance of any such gift violates no law.  Any gift received by an Access Person that might violate this Code must be promptly reported to the CCO.  The CCO will maintain and review a gift log to ensure compliance with the Firm’s gift policy.  The prohibition on acceptance of gifts does not apply to gifts from relatives or friends of Employees which are based solely on a personal relationship.

F.

Restrictions on Access Persons

The following restrictions shall apply to Access Persons:

•

An Access Person may not serve as a member of the board of directors of a publicly traded company without prior written approval from the CEO or CCO based on the best interests of clients and Hillcrest.

•

An Access Person shall not cause or attempt to cause any client to purchase, sell or hold any security in a manner calculated to create any personal benefit to such Access Person.

•

An Access Person must obtain pre-approval from the CCO or the CEO in order to participate in an initial public offering.  An Access Person shall not participate in any initial public offering in which Hillcrest participates on behalf of its clients.

G.

Annual Report

An annual report containing relevant information on existing policies on personal trading, any proposed changes, and any violations and actions taken by Hillcrest shall be prepared, under the direction of the CCO, within 30 calendar days following the end of each fiscal year.

H.

Confidentiality

Employees are required to keep all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings and advice furnished to the client by Hillcrest.  The obligation to preserve confidentiality of this information continues after employment with Hillcrest or association with the client ends.

Employees are prohibited from disclosing to persons outside the firm any material nonpublic information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding Hillcrest’s trading strategies.  Employees should consult with Hillcrest’s CCO or the firm’s legal counsel if they believe they have a legal obligation to disclose confidential information such as non-public information of Hillcrest that may be helpful to competitors, or otherwise harmful to Hillcrest or its clients.

I.

Fair Dealing

Employees should deal fairly with Hillcrest’s clients, service providers and equity owners, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information, misrepresentation of material facts when the other party is known by the Employee to rely justifiably on the individual to disclose those facts truthfully, or improper and unfair dealing.

J.

Insider Trading

Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, non-public (“inside”) information, regardless of the source of such information.  Employees also are prohibited from communicating material, non-public information to any other person in violation of the federal and state securities laws.

K.

Reporting Illegal or Unethical Behavior

Employees should promptly report actual and suspected violations of laws, rules, regulations, and this Code to the CCO or other appropriate personnel.  If reported actual or suspected violations require confidentiality, then such reports will be maintained in confidence, subject to applicable law, regulation or legal proceedings.  Hillcrest shall not permit retaliation of any kind by or on behalf of Hillcrest or its officers against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

L.

Exceptions to this Code

Exceptions to this Code will rarely, if ever, be granted.  However, the CCO or CEO may grant an occasional exception in a specific case when the proposed conduct involves negligible opportunities for abuse and then only upon the individual's making full disclosure in advance of the activity or transaction in question.  All exceptions shall be documented in writing.

M.

Record Keeping

Hillcrest shall maintain the following records:

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Copies of this Code, including any amendments or modifications thereto, that has been in effect at any time during the past five years;

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Records of any violation of this Code and any resulting action;

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Records of all written acknowledgements of receipt of this Code and amendments for each person who is or was an employee in the past five years;

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Holdings and transactions reports;

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List of Employees (currently and within the last five years),

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Records of decisions approving the acquisition of securities by employees that require pre-approval

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Records of exceptions, if any, granted to this Code; and

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Records of decisions for approving the acquisition of securities transactions by Employees that require pre-approval.

These records shall be preserved with Hillcrest’s records for the period required by the Investment Advisers Act of 1940.

N.

Form ADV Disclosure

A description of this Code is included on Form ADV, Part II and shall be provided to any client or prospective client upon request.

O.

Changes to this Code

This Code may be amended or modified at any time by Hillcrest.  Any amendment or modification to this Code must be documented in writing, recorded with the CCO and communicated to all Employees.

P.

Enforcement

The CCO and the CEO are responsible for the enforcement of this Code. Upon discovery of a violation of these policies, the CCO or the CEO may impose sanctions deemed appropriate, including, among other sanctions, a verbal warning, a letter of censure or suspension, or termination of the employment of the violator.

Receipt Acknowledgement

I have received a copy of the Hillcrest Asset Management, LLC. Code of Ethics.  It is my responsibility to read the policies contained therein and to fully understand and comply with them.  I acknowledge that the Code is a set of guidelines for the implementation of securities related policies, and that these policies may be modified or terminated by Hillcrest Asset Management at any time.  I also acknowledge that adhering to the policies described in the Code of Ethics are employment requirements, and that failure to comply with such policies and procedures may be grounds for disciplinary actions, to include termination of employment.  Any questions pertaining to the information contained with the Code of Ethics should be directed to Hillcrest’s CCO.

Signed:

______________________________________

Print Name

______________________________________

Dated:

______________________________________

CONFLICT OF INTEREST STATEMENT

I am reporting below all conflicts of interest required to be reported pursuant to the Code of Ethics and specifically the Conflict of Interest Policy, adopted by Hillcrest Asset Management, LLC. Conflicts must be current within 10 days of occurrence.

Check one or more applicable boxes:

❑

I have no conflicts of interest.

❑

I have reportable conflicts of interest, as disclosed below.

DATE	DESCRIBE CONFLICT OF INTEREST	CCO ACTION OR COMMENT

Attach additional sheets as necessary.

Employee Name:

_______________________________

Employee Signature:

________________________

Date: _____________

CCO Signature:

________________________

Date: _____________

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

I am reporting below all personal portfolio holdings information required to be reported pursuant to Hillcrest Asset Management, LLC’s (“Hillcrest”) Personal Securities Holdings and Transactions Policy found in the Code of Ethics. Securities reported must be current within 30 days of the date of this report.

Required Portfolio Holdings to Report

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in Hillcrest’s Code of Ethics.

Transactions not Required to be Reported

I am not required to report holdings in the following securities: registered open-end investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

❑

I have no reportable personal securities holdings.

❑

I have reportable personal securities holdings, as disclosed on the attached.

❑

I have reportable securities holdings, as disclosed on the attached brokerage statements.

❑

Hillcrest is in receipt of brokerage statements reflecting my personal securities holdings.

Account Number	Security Name (Including Interest Rate And Maturity As Applicable)	Ticker/Cusip	Broker/Bank

Attach additional sheets as necessary.

Employee Name:

_______________________________________________________

Employee Signature:

______________________________________Date: ____________

QUARTERLY COMPLIANCE REPORT

PERIOD COVERED: _________________

PERSONAL SECURITIES TRANSACTIONS

Check one or more applicable boxes:

❑

I have no reportable personal securities transactions.

❑

I have reportable personal securities transactions, as disclosed on the attached.

❑

I have reportable securities transactions, as disclosed on the attached brokerage statements.

❑

Hillcrest is in receipt of brokerage statements reflecting my personal securities transactions.

Account Number	Security Name (Including Interest Rate And Maturity As Applicable)	Ticker/Cusip	Price	Principal Amount	Broker/Bank

Attach additional sheets as necessary.

All transactions of reportable securities should be listed above for the appropriate period. If no reportable transactions were executed during the time frame, please check the appropriate box at the bottom of the page. By executing this form you are attesting that you have included all security transactions from all accounts in which you were either the direct or beneficial owner.

CONFLICT OF INTEREST INFORMATION:

Check one or more applicable boxes:

❑

I have no conflicts of interest at this time.

❑

I have previously reported conflicts of interest, and these situations have not changed.

❑

I have reportable conflicts of interest, as disclosed below.

Date	Describe Conflict Of Interest	CCO Action Or Comment

Attach additional sheets as necessary.

Employee Name:

___________________________

Employee Signature:

___________________________

Date: _______________

SECURITY TRADE PRE-APPROVAL FORM

Date	Security Name	Ticker	Buy/Sell or Exchange	Broker/Dealer/Bank

Attach additional sheets as necessary.

All transactions listed on the security trade pre-clearance form should be executed within two days of approval or new approval will be necessary.  By submitting this form you are attesting that you have included all security transactions you intend to execute. In addition, you are verifying that you have reviewed the Personal Securities Holdings Transaction Policy found in the Code of Ethics and are including all applicable securities that must be pre-approved. In addition, you do not have knowledge of any insider information which has not been disclosed to the public with respect to these transactions.  Transactions may not be executed until approval is granted. An employee may not approve his/her own transactions. Please sign, date and return to the Chief Compliance Officer or CEO for approval.

___________________________________________

Employee Name

______________________________________________      ___________________________

Employee Signature                                                                                 Date

Approved:

________________________________________________     ___________________________

Chief Compliance Officer or CEO

 Date

Appendix E:
CODE OF ETHICS CHECKLIST

Annual Review

☐

Review Code of Ethics for Adequacy and Effectiveness

New Employee Checklist

☐

Signed Code of Ethics Acknowledgement

☐

Conflict of Interest Statement

☐

Initial Holdings Report

Quarterly Checklist (need for each employee):

☐

Quarterly Compliance Report

☐

Personal Securities Transaction Report

☐

Conflict of Interest Statement

Annual Checklist (need for each employee):

☐

Signed Code of Ethics Acknowledgement

☐

Annual Holdings Report

☐

Fourth Quarter Compliance Report

☐

Personal Securities Transaction Report

☐

Conflict of Interest Statement